Exhibit 10.1 a.



THIS AGREEMENT is made on   April 6th    2001

BETWEEN:

(1) THE PERSONS whose names and addresses are set out in Part 1 of Schedule 1 (the "Vendors"); and

(2) DYNAMOTIVE EUROPE LIMITED (registered in England and Wales under number 3244426) whose registered office is at 4 Goldington Road, Bedford MK40 3NF (the "Purchaser").

WHEREAS:

(A) The Purchaser has agreed to purchase and the Vendors have agreed to sell to the Purchaser 75% of the issued share capital of the Company on the terms and subject to the conditions set out in this Agreement.

NOW IT IS AGREED as follows:

1.  DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context requires otherwise:

    "ACCOUNTING DATE" means 31 March 2000;

    "ACCOUNTS" means the audited financial statements of each of the Group Companies and the audited consolidated financial statements of the Group as at, and for the accounting year ended on, the Accounting Date (including, in each case, the balance sheet, profit and loss account, cashflow statement and statement of total recognised gains and losses) together with the directors' and auditors' reports on such financial statements and all notes thereto;

    "ACT" means the Companies Act 1985;

    "ADRIAN BOWLES" means Dr Adrian Clive Bowles, one of the Vendors;

    "ASSOCIATE" has the meaning given to that expression by section 435 of the Insolvency Act 1986;

    "BUSINESS DAY" means a day which is not a Saturday or Sunday or a public holiday in England and/or Scotland;

    "COMPANY" means Border Biofuels Limited, a company registered in Scotland, brief details of which are set out in Part 1 of Schedule 2, except in Schedule 5 where it means each of the Group Companies severally;

    "COMPLETION" means completion of the sale and purchase of the Shares in accordance with Clause 5;

    "COMPLETION DATE" means the date on which Completion takes place;

    "CONDITIONAL Share purchase Agreement" means the agreement of today's date relating to the purchase of 25% of the Company;

    "CONSIDERATION" means the consideration payable for the Shares as set out in Clause 3.4;

    "DISCLOSURE LETTER" means the letter of the same date as this Agreement from the Warrantors to the Purchaser qualifying the Warranties;

    "EMPLOYEE" includes (without limitation) any person who is a "worker" as that expression is used in the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Working Time Regulations 1998, the National Minimum Wage Act 1999 and the Welfare Reform and Pensions Act 1999;

    "ENCUMBRANCE" means any mortgage, charge, pledge, hypothecation, lien, security interest or encumbrance of whatsoever nature and any proprietary interest or equity of any person including (without limitation) any title retention, option or right of pre-emption;

    "FULL TITLE GUARANTEE" has the meaning given to that expression by section 1 of the Law of Property (Miscellaneous Provisions) Act 1994;

    "GROUP" means the Company and the Subsidiaries and "Group Company" means a member of the Group;

    "HOLDING COMPANY" has the meaning given to it by sections 736 and 736A of the Act;

    "ICTA" means Income and Corporation Taxes Act 1988;

    "IHTA" means Inheritance Tax Act 1984;

    "JOHN SEED" means John Michael Seed, one of the Vendors;

    "LOANS" means the loans made to the Company by certain of the Vendors, details of which are set out in Schedule 7;

    "MANAGEMENT ACCOUNTS" means the management accounts of the Group as at 21 March 2001, copies of which are attached to the Disclosure Letter;

    "PROPERTIES" means the land and buildings referred to in Parts 1 and 2 of
    Schedule 3;

    "PURCHASER'S SOLICITORS" means Nicholson Graham & Jones of 110 Cannon Street, London EC4N 6AR;

    "RECOGNISED INVESTMENT EXCHANGE" has the meaning given to it by section 207 of the Financial Services Act 1986;

    "SETTLED CLAIM" means any claim under the Warranties or Tax Deed which is either agreed between the parties or determined by the Courts to give rise to a liability to the Purchaser;

    "SETTLEMENT DATE" means the date which is five Business Days after the last date on which the Purchaser is entitled to give notice to the Warrantors of claims under the Warranties (other than the Tax Warranties) as set out in Schedule 5;

    "SHARES" means 831,487 fully paid ordinary shares of 1 pound sterling each in the capital of the Company comprising 75% of the issued share capital of the Company;

    "SUBSIDIARIES" means the companies briefly described in Part 2 of
    Schedule 2;

    "SUBSIDIARY" has the meaning given to it by sections 736 and 736A of the Act;

    "TAX" or "TAXATION" has the same meaning given to it in clause 1 of the Tax Deed;

    "TAX AUTHORITY" has the same meaning given to it in clause 1 of the Tax
    Deed;

    "TAX DEED" means the deed in the agreed form to be entered into on Completion between the Warrantors and the Purchaser;

    "TAX WARRANTIES" means the Warranties set out in paragraph 26 of
    Schedule 5;

    "TCGA" means Taxation of Chargeable Gains Act 1992;

    "THIS TRANSACTION" means the transaction the subject of this Agreement;

    "VAT" means value added tax as constituted by VATA;

    "VATA" means Value Added Tax Act 1994;

    "VENDORS' SOLICITORS" means Iain Smith & Partners of 11 Murray Street, Duns, TD11 3DF, Scotland;

    "WARRANTIES" means the representations, warranties and undertakings set out in Schedule 5 and "Warranty" has the corresponding meaning;

    "WARRANTORS" means those of the Vendors whose names are set out in the list of Warrantors in Part 2 of Schedule 1.

1.2 In this Agreement, unless the context requires otherwise:

    (a) references to Clauses, Recitals and Schedules are references to clauses and recitals of and schedules to this Agreement and references within a sub-clause to "this Clause" shall refer to the whole Clause and not merely to the sub-clause in which it appears;

    (b) the Recitals and Schedules form part of and are incorporated in this Agreement;

    (c) headings and sub-headings are included for ease of reference only and shall not affect the interpretation of this Agreement;

    (d) the singular shall include the plural and vice versa and references to any gender shall include the other genders;

    (e) the expression "person" shall mean any natural person, partnership, joint venture, corporation (wherever incorporated), trust, firm, association, government, governmental (or supra-governmental) agency, authority or department, or any other entity, whether acting in an individual, fiduciary or other capacity;

    (f) any reference to a time of day is to London time;

    (g) any reference to a party shall mean any party to this Agreement;

    (h) any reference to the parties shall include their respective successors in title, permitted assigns and personal representatives;

    (i) any reference to a document as being "in the agreed form" means that document in a form agreed between the parties such agreement being signified by the signature or initialling of a draft for the purposes of identification by or on behalf of each of the parties;

    (j) where any statement is qualified by the expression "so far as the Warrantors are aware" or any similar expression that statement shall be treated as including an additional statement that it has been made after due and careful enquiry;

    (k) any reference to any statute or statutory provision shall include that statute or statutory provision as from time to time amended, modified, replaced or re-enacted (whether before or after the date of this Agreement) and any order, regulation, instrument, bye-law or other subordinate legislation made under it;

    (l) any agreement, covenant, representation, warranty or undertaking on the part of two or more parties is made or given by such parties jointly and severally; and

    (j) any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, person or any other legal concept shall, in respect of any other jurisdiction, be treated as including that which in their nature and effect most nearly approximate in that jurisdiction to the English legal term.

2. CONDITIONS

2.1 Completion is subject to:

    (a) The Vendors procuring that John Seed and Adrian Bowles and Paul Brighton and Martin Reynard agree with the Purchaser to revise the terms of their service agreements with the Company, in particular in relation to their benefits packages;

    (b) The Vendors procuring that John Seed transfers his one ordinary share in the capital of Wood Power (Scotland) Limited to the Company;

    (c) Completion of an Agreement between the Company and Doctor Nigel John Burton in relation to Cargo Rigg Cottage in terms acceptable to the Purchaser;

    (d) The resignation of Doctor Alan John Green as a director of the Company and any of the Subsidiaries (to take effect at 1st April 2001 and the completion of an Agreement between him and the Company terminating his employment by the Company at 1st April 2001 in terms acceptable to the Purchaser;

    (e) Confirmation from the Non-Fossil Purchasing Agency that the time limits for satisfaction of the conditions precedent in certain power purchase agreements held by the Group will be extended;

    (f) Confirmation by the Bank of Scotland that it will discharge the existing security over those shares in the Company currently held by Ditat Nominees (Edinburgh) Limited.


2.2 The Vendors shall use their best endeavours to procure the fulfilment of each of the conditions in Clauses 2.1(a) to 2.1(f) and shall notify the Purchaser immediately of the fulfilment of such conditions.

2.3 The Purchaser (but not the Vendors) shall be entitled by written notice to the Vendors to waive any or all of the conditions in Clauses 2.1(a) to 2.1(f).

2.4 If the conditions in Clauses 2.1(a) to 2.1(f) are not fulfilled or waived by the Purchaser at or before 5:00 pm on 31 March 2001 (or such later time and date as the Vendors and Purchaser may agree in writing) this Agreement shall terminate and the provisions of Clause 14 shall apply.

3. SALE OF SHARES

3.1 On and subject to the terms and conditions of this Agreement, each of the Vendors shall sell with full title guarantee and free from all Encumbrances the number of Shares set opposite that Vendor's name in Part 1 of Schedule 1 and the Purchaser shall purchase the Shares from the Vendors together with all rights attaching to them at the date of this Agreement.

3.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed at the same time.

3.3 Each of the Vendors waives any rights he may have under the articles of association of the Company or otherwise to have any of the Shares offered to him for purchase prior to or in consequence of the sale or transfer of the Shares to the Purchaser under this Agreement.

3.4 The consideration for the Shares (the "Consideration") shall be 1 pound sterling payable as provided in Clause 5.3.

4. CONDUCT OF THE BUSINESS OF THE COMPANY PRIOR TO COMPLETION

4.1 The Warrantors shall procure and each of the other Vendors shall use all his rights and powers in relation to the Company to procure (so far as he can procure by the use of such rights and powers) that until Completion each of the Group Companies shall carry on its business as a going concern in its ordinary course and so as to maintain its goodwill and connections and, in any event, in a proper and prudent manner and (save as may be otherwise agreed in writing by the Purchaser) shall not:

    (a) enter into, modify or terminate any material contract or any contract in which any of the Vendors or their respective Associates is interested or (other than in the ordinary course of business) any other contract;

    (b) dispose of the whole or any material part of its business or undertaking or (otherwise than in the ordinary course of trading) any of its assets;

    (c) discharge or redeem any Encumbrance over any of its assets or create or allow to subsist any Encumbrance over any of its assets except subsisting Encumbrances disclosed in the Disclosure Letter;

    (d) incur any capital expenditure or capital commitment or incur any liability, obligation or expense (whether actual or contingent) or make any payment except in the ordinary course of business;

    (e) amend the terms of its borrowings or create or incur any borrowing (except pursuant to the facilities disclosed in the Disclosure Letter where the borrowing does not exceed the amount disclosed in the Disclosure Letter as being available to be drawn down by it under those facilities) and for the purposes of this Clause 4.1(e) "borrowing" shall include factoring or invoice discounting arrangements, obligations under finance leases and any other indebtedness in the nature of borrowing;

    (f) give any guarantees, securities or indemnities for the obligations of any other person;

    (g) (except in the ordinary course of business) release, discharge or compound any liability, claim, action, demand or dispute or initiate or compromise or settle any litigation or arbitration proceedings or waive any right in relation to or the subject of litigation or arbitration proceedings;

    (h) employ or engage or terminate the employment or engagement of any director, employee or consultant or grant any bonus or benefit to or amend the terms of employment or engagement of any director, employee or consultant;

    (i) create, allot, issue, repay or redeem any share or loan capital or grant any option to subscribe for or otherwise acquire any shares or loan capital;

    (j) declare, pay or make any dividend or distribution;

    (k) alter its memorandum or articles of association or pass any members' resolution or make or allow to be made any decision or agreement of its members having equivalent effect;

    (l) (conditionally or unconditionally) offer or agree to do any of the acts or things referred to in any of the foregoing paragraphs; or

    (m) otherwise do anything or permit anything to be done in breach of the Warranties or which would or might be a breach of any of the Warranties on their being repeated at Completion by reference to the facts and circumstances existing at that time.

4.2 Until Completion the Warrantors shall procure, and each of the other Vendors shall use all his rights and powers in relation to the Group to procure (so far as he can procure by the use of such rights and powers), that the Group Companies shall allow the Purchaser and any person authorised by the Purchaser full access to the Properties and to all the books and records of the Group and that the Group's employees, directors and professional advisers shall give promptly all such information and explanations relating to the Group as the Purchaser or such person shall reasonably request.

5. COMPLETION

5.1 Completion shall take place at 11am on 30 March 2001 or if all the conditions in Clause 2.1 have not been fulfilled or waived by that date then within 3 Business Days of the conditions being so fulfilled or waived at the offices of the Purchaser's Solicitors or at such other time and place as the Vendors and the Purchaser may agree.

5.2 At Completion the Vendors shall comply with Schedule 4.

5.3 At Completion the Purchaser shall:

    (a) pay the Consideration in cash to the Vendors' Solicitors (who are hereby irrevocably authorised to receive the same on behalf of the Vendors) and;

    (b) deliver to the Vendors' Solicitors a copy of the Tax Deed duly executed by the Purchaser.

5.4 The Purchaser shall not be concerned to see to the application of any payments made by the Purchaser under Clause 5.3 and the receipt of the Vendors' Solicitors shall be an absolute discharge to the Purchaser for that part of the Consideration paid to them.

5.5. If all the provisions of Schedule 4 are not complied with in full on Completion the Purchaser may:

    (a) defer Completion to a date not more than 28 days after the date specified in Clause 5.1 in which event the provisions of this Clause 5.5 shall apply to Completion as so deferred; or

    (b) proceed to Completion so far as practicable without prejudice to its rights to demand full compliance with Schedule 4 and/or to claim damages for the breach; or

    (c) terminate this Agreement in which case Clause 14 shall apply.

6. WARRANTIES

6.1 The Warrantors represent, warrant and undertake to the Purchaser in the terms of the Warranties. The Warranties shall be repeated at Completion by reference to the facts and circumstances existing at that time.

6.2 The Warrantors acknowledge that the Warranties are given with the intention of inducing the Purchaser to enter into this Agreement and that the Purchaser is entering into this Agreement in reliance upon each of the Warranties.

6.3 The Warranties are given subject to matters fully and fairly disclosed in the Disclosure Letter and no other matter of which the Purchaser has knowledge (actual or constructive) shall exclude or limit any claim by the Purchaser under this Agreement or operate to reduce any amount recoverable. Nothing in the Disclosure Letter shall exclude or limit any liability or obligation of the Warrantors under the Tax Deed or any provision of this Agreement other than the Warranties.

6.4 Each of the Warranties is separate and independent and, save as expressly otherwise provided in this Agreement, shall not be limited by reference to any other Warranty or by anything in this Agreement or the Tax Deed.

6.5 The Warrantors shall forthwith notify the Purchaser in writing of anything which occurs or comes to their knowledge prior to Completion which constitutes or may constitute a breach of the Warranties or would or might do so on their being repeated at Completion.

6.6 If, at any time prior to Completion, the Purchaser becomes aware of anything (whether or not as a result of notice from the Warrantors under Clause 6.5) which constitutes or may constitute a breach of the Warranties or would or might do so on their being repeated at Completion or any breach of the provisions of Clause 4 the Purchaser may either:

    (a) terminate this Agreement, but without prejudice to the right of the Purchaser to claim damages for any such breach, and Clause 14 shall apply; or

    (b) complete this Agreement in accordance (or as nearly as possible in accordance) with its terms but without prejudice to the right of the Purchaser to claim damages for any such breach or any other right or remedy available to the Purchaser provided that if a matter arises after the date of this Agreement but before Completion which does not constitute a breach of the Warranties at the date of this Agreement but which would do so on their being repeated at Completion, the occurrence of which is beyond the control of the Vendors, which could not reasonably have been foreseen at the date of this Agreement and which is fully and fairly disclosed to the Purchaser by a notification from the Vendors given in accordance with Clause 6.5, the Purchaser's sole remedy in respect of such breach shall be to terminate this Agreement in accordance with Clause 6.6(a) and the Purchaser shall have no right to claim damages in respect of such breach whether or not this Agreement is terminated.

6.7 The Warrantors shall not make any claim or demand or exercise any right or remedy against any Group Company or any officer or employee of any Group Company in connection with this Transaction (including without limitation the giving of the Warranties or the provision of information contained or reflected in the Disclosure Letter) and hereby waive any such claim as may exist.

6.8 Any obligation which the Purchaser may have to mitigate any loss arising out of any breach of the Warranties or any other provision of this Agreement shall not extend to allowing any Group Company to become insolvent.

6.9 If and to the extent that any Settled Claim shall remain outstanding at a time when any of the Loans referred to in Schedule 7 Part 2 of this Agreement become repayable, or any consideration becomes due for payment in respect of the acquisition of shares in the Company (other than from D J Turnbull, N J Burton or EcoGen Projects Limited), in each case pursuant to the Conditional Share Purchase Agreement, then the Purchaser shall be entitled to deduct from such payments an amount equal to any such outstanding Settled Claims.

6.10 The Purchaser shall be entitled to make claims under either or both of the Warranties and the Tax Deed in respect of the same matter provided that it may not recover more than once in respect of the same loss or damage.

6.11 The provisions of Schedule 6 shall apply to limit the liability of the Warrantors in respect of claims under the Warranties and, where expressly stated, the Tax Deed provided that no such limitation shall apply in case of fraud or dishonesty or wilful or reckless non-disclosure by the Warrantors.

6.12 Each of the Vendors (other than the Warrantors) represents, warrants and undertakes to the Purchaser that:

    (a) he is now, or prospectively, and will be at Completion the sole beneficial owner of the Shares shown against his name in Schedule 1 free from all Encumbrances;

    (b) he has full power and authority to sell such Shares to the Purchaser on the terms of this Agreement without any approval or authority which has not been unconditionally obtained; and

    (c) the obligations on his part contained in this Agreement are legal, valid and binding obligations, enforceable against him in accordance with their terms.


7. POST-COMPLETION OBLIGATIONS OF THE WARRANTORS

7.1 Each of the Warrantors undertakes to the Purchaser, for itself and for the benefit of each Group Company:

    (a) not for a period of 3 years from the Completion Date to be, directly or indirectly and whether as a shareholder, partner, consultant, director, employee, agent or principal or in any other capacity, engaged, concerned or interested whether alone or jointly with others in any business or company carrying on within the United Kingdom the business of identifying, developing, or implementing any projects in the identification, development or implementation of which the Company or the Subsidiaries have been engaged at any time during the Warrantor's employment by the Company provided that any Warrantor may be interested in up to three per cent of the securities of any class in any company carrying on within the United Kingdom such a business if such securities are listed or dealt in on a recognised investment exchange;

    (b) not for a period of 3 years from the Completion Date for himself or for or through any other person to employ or engage or seek to entice away from the employment or engagement of the Group any person who was at any time during the 12 months before the Completion Date employed or engaged under a contract for services by any Group Company;

    (c) not for a period of 3 years from the Completion Date for himself or for or through any other person to canvass or solicit or seek to canvass or solicit any person who shall have been at any time during the 12 months before the Completion Date a customer or client of any Group Company with a view to offering to such person services which compete with those supplied to that person by any Group Company;

    (d) not at any time after the Completion Date to use or hold himself out as using any of the trading or operating names of any Group Company or any abbreviation, imitation or derivation of any of them;

    (e) not at any time after the Completion Date to make use of or disclose or permit to be disclosed to any third party any information of a secret or confidential nature relating to the business or affairs of any Group Company; and

    (f) not at any time after the Completion Date to represent himself or permit himself to be held out as being in any way connected with or interested in the business of any Group Company.

7.2 Each of the undertakings in Clause 7.1 is a separate and severable obligation of each of the Warrantors.

7.3 Each of the Warrantors acknowledges and agrees that the duration, extent and application of each of the restrictions in Clauses 7.1(a), (b), (c),
    (d), (e) and (f) are no greater than is reasonable and necessary for the protection of the interests of the Purchaser and the Group but that, if any such restriction shall be adjudged by any court of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof was deleted and/or the period thereof was reduced, the restriction shall apply with such modifications as may be necessary to make it valid and effective.

7.4 Nothing in Clause 7.1 shall prohibit or restrict anything which John Seed or Adrian Bowles may do in the proper performance of his duties under the Service Agreement after Completion.


8. ANNOUNCEMENTS

   No announcement shall be made by any party before Completion in relation to any of the transactions provided for in this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.


9. COSTS

   The Purchaser shall contribute 5,000 pound sterling plus VAT to the costs incurred by the Vendors to the Vendor's Solicitors in connection with this Agreement, otherwise the parties shall pay their own costs in connection with this Agreement and no such costs shall be borne by any Group Company.

10.  NOTICES

10.1 Any notice or other communication to be given under or in relation to this Agreement ("notice") shall be in writing and may be given by leaving it at or sending it by prepaid first class post or facsimile transmission to the address or facsimile number set out in this Agreement (or such other address or facsimile number in England as may be notified from time to time by any of the parties to the others by notice given in accordance with this Clause). Any notice so given shall be deemed to have been received:

    (a) in the case of delivery by hand, at the time of delivery;

    (b) in the case of first class post, 48 hours from the time of posting;
        and

    (c) in the case of facsimile transmission, at the time of despatch,

    provided that if a notice is, or would (but for this proviso) be deemed to be, received on a day that is not a Business Day or after 5:30 pm on a Business Day, it shall instead be deemed to be received at 9.00 am on the Business Day next following that day.

10.2 In proving service it shall be sufficient to prove that (as the case may be):

    (a) the envelope containing the notice was properly addressed and delivered to the appropriate address;

    (b) the envelope containing the notice was posted as a first class prepaid letter; or

    (c) the facsimile transmission was made and acknowledgment of the transmission was obtained by the sender's facsimile machine.

11.  FURTHER ASSURANCE

     Each of the Vendors shall at his own cost do or procure to be done all such further acts and things and execute or procure the execution of all such further documents as the Purchaser may from time to time reasonably require, whether on or after Completion, for the purpose of vesting the Shares held by that Vendor in the Purchaser free from all Encumbrances and together with all rights attaching to them, and each of the Warrantors shall at his own cost do or procure to be done all such further acts and things and execute or procure the execution of all such further documents as the Purchaser may from time to time reasonably require, whether on or after Completion, for giving to the Purchaser the full benefit of this Agreement.

12.  WHOLE AGREEMENT AND VARIATION

12.1 This Agreement (together with any documents referred to in it) constitutes the whole agreement between the parties and no modification, variation or amendment of this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of all the parties. This Agreement supersedes and wholly replaces the understanding between the Purchaser and certain of the Vendors contained in letters dated 29th November and 1st December 2000.

12.2 Each party acknowledges that in entering into this Agreement he has not relied on any warranty, representation or statement made by or on behalf of any other party except for those which are expressly set out in this Agreement provided that this shall not limit or otherwise affect the rights or remedies of any of the parties in respect of any fraudulent misrepresentation.

13.  WAIVER

13.1 No waiver of any breach of or default under this Agreement shall be effective unless such waiver is in writing and has been signed by the party against which it is asserted.

13.2 No failure or delay by the Purchaser in exercising any right, power or remedy under this Agreement shall constitute a waiver of the right, power or remedy and no single or partial exercise by the Purchaser of any right, power or remedy under this Agreement shall prevent any further exercise of the right, power or remedy or the exercise of any other right, power or remedy.

13.3 The rights, powers and remedies of the Purchaser under this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.

13.4 The Purchaser may release or compromise the liability of any of the Vendors or Warrantors under this Agreement or, where applicable, the Tax Deed without affecting the liability of the other Vendors or Warrantors.

14.  EFFECT OF TERMINATION

     This Clause and Clauses 9, 10, 11 and 17 shall continue to have effect notwithstanding the termination or rescission of this Agreement and any rights or obligations of the parties in respect of any breach of this Agreement accruing prior to, on or as a result of such termination or rescission shall continue to subsist notwithstanding such termination or rescission.

15.  EFFECT OF COMPLETION

     The provisions of this Agreement, so far as they are capable of having effect after Completion, shall remain in full force and effect notwithstanding Completion.

16.  GOVERNING LAW AND JURISDICTION

     This Agreement shall be governed by and construed in accordance with English law. Each of the parties submits to the non-exclusive jurisdiction of the courts of England.


17.  ASSIGNMENT

17.1 Except as provided in Clause 17.2, none of the parties shall, without the prior written consent of the others, be entitled to assign the benefit of, or any right or interest in or under or arising from, this Agreement.

17.2 The benefit of, or any right or interest in or under or arising from, this Agreement may be assigned by the Purchaser to any subsidiary from time to time of the Purchaser or to any other person to whom the Purchaser may transfer the Shares.

18.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

18.1 Subject to Clause 18.2, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

18.2 The Group Companies shall be entitled to enforce the provisions of Clause 7 and the Group Companies and their respective officers and employees shall be entitled to enforce the provisions of Clause 6.7, in each case pursuant to the Contracts (Rights of Third Parties) Act 1999.


AS WITNESS the hands of the parties hereto or their duly authorised representatives the day and year first before written.

                                 SCHEDULE 1
                             Part 1 : The Vendors
----------------------------------------------------------------------------
         1                          2                          3
NAMES AND ADDRESSES NO.      OF SHARES HELD NO.       OF SHARES BEING SOLD
----------------------------------------------------------------------------
David John Turnbull          13,792                   10,344
9 Barony Knoll
Jedburgh Road
Kelso
Roxburghshire
----------------------------------------------------------------------------
Dr Nigel J Burton             237,818                  178,364
[Address]
----------------------------------------------------------------------------
John Michael Seed            178,212                   133,659
Woodend Farm
Duns
Berwickshire
TD11 3QW
----------------------------------------------------------------------------
David Archibald Seed         139,709                   104,782
Cothill Farm
Duns
Berwickshire
TD10 6YW
----------------------------------------------------------------------------
John Francis Seed            3,470                      2,603
Polwarth Bank
Duns
Berwickshire
TD10 6YP
----------------------------------------------------------------------------
Mrs Agnes Lawson Seed        3,470                     2,603
Polwarth Bank
Duns
Berwickshire
TD10 6YP
----------------------------------------------------------------------------
Mrs Barbara Louise Seed      82,938                   62,204
Woodend Farm
Duns
Berwickshire
TD11 3QW
----------------------------------------------------------------------------
Henry Forrest Frew           89,675                    67,257
Newton Brae
Foulden
Berwick-upon-Tweed
TD15 1UL
----------------------------------------------------------------------------
Mrs Patricia Anne Frew       49,745                    37,309
Newton Brae
Foulden
Berwick-upon-Tweed
TD15 1UL
----------------------------------------------------------------------------
Doctor Adrian Clive Bowles   56,564                    42,423
South Cottage
Hodson
Swindon
Wiltshire
SN4 0QG
----------------------------------------------------------------------------
Doctor Alan John Green       157,354                  118,016
124 Market Street
Edenfield
Bury
Lancashire
DL0 0JL
----------------------------------------------------------------------------
EcoGen Projects Limited      16,149                    12,112
Meadowmist
Church Hill
Chacewater
Truro
Cornwall
----------------------------------------------------------------------------
BSW Forestry Limited         79,748                   59,811
East End
Earlston
Berwickshire
----------------------------------------------------------------------------
 TOTAL  :                    1,108,644                831,487
----------------------------------------------------------------------------


                 Part 2 : The Warrantors

1. John Michael Seed, Woodend, Duns, Berwickshire.

2. Doctor Adrian Clive Bowles, South Cottage, Hodson, Swindon, Wiltshire.

3. Doctor Alan John Green, 124 Market Street, Edenfield, Bury, Lancashire.

                                 SCHEDULE 2
                          Part 1 : Details of the Company


Authorised Share Capital: 1,182,234 Ordinary Shares of 1 pound sterling each and 1,776,600 "B" Shares of 1p

Issued Share Capital:     792,896 ordinary Shares of 1 pound sterling each
                          plus 315,748 OrdinaryShares of 1 pound sterling to be issued prior to Completion

Members:                  Registered shareholders:
                             Ditat Nominees (Edinburgh) Limited (777,286)
                             D J Turnbull                       ( 13,792)
                             Dr N J Burton                      (  1,818)

                          Prospective shareholders:
                             Dr N J Burton                       (236,000)
                             BSW Forestry Ltd                    ( 79,748)

                          Beneficial owners:
                             David John Turnbull                 ( 13,792)
                             Dr Nigel J Burton                   (237,818)
                             John Michael Seed                   (178,212)
                             David Archibald Seed                (139,709)
                             John Francis Seed                  (  13,470)
                             Mrs Agnes Lawson Seed               ( 13,470)
                             Mrs Barbara Louise Seed             ( 82,938)
                             Henry Forrest Frew                  ( 89,675)
                             Mrs Patricia Anne Frew              ( 49,745)
                             Doctor Adrian Clive Bowles          ( 56,564)
                             Doctor Alan John Green              (157,354)
                             EcoGen Projects Limited            (  16,149)

Directors:                John Michael SEED (Managing Director)
                          Woodend Farm, Duns, Berwickshire TD11 3QW

                          David Archibald SEED
                          Cothill Farm, Duns, Berwickshire  TD10 6YW

                          Henry Forrest FREW
                          Newton Brae, Foulden, Berwick-upon-Tweed


                          Doctor Adrian Clive BOWLES
                          South Cottage, Hodson, Swindon, Wiltshire
                          SN4 0QG

                          Doctor Alan John GREEN
                          124 Market Street, Edenfield, Bury, Lancashire
                          DL0 0JL

                          Secretary: Allan Edwin Charles CAMPBELL
                          11 Murray Street, Duns, Berwickshire TD11 3DF

                          Registered Office: 11 Murray Street, Duns,
                          Berwickshire  TD11 3DF

Company Number:           SC137495

Date of Incorporation:    1 April 1992

Accounting Reference Date: 31 March

Register of Charges:      (1) Bond and floating charge (dated 1 May 1997) for
                              all sums due or to become due, over all of the assets of the company, in favour of the Bank of Scotland. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                          (2) Bond and floating charge (dated 8 June 1998)
                              for all sums due or to become due, over the company and all property and assets present and future including uncalled capital, in favour ofthe British Linen Bank Ltd. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge

Note: 3 Keyman Insurance Policies for John Seed, Adrian Bowles and A J Green are charged to British Linen Bank Ltd in addition to the above.


                    Part 2 : Details of the Subsidiaries

Name:                         THE ELECTRIC TREE COMPANY LIMITED

Authorised Share Capital:     1,002 pound sterling, being 1,000 ordinary
                              shares of 1 pound sterling each,one Special A
                              Share of 1 pound sterling and one Special B
                              Share of 1 pound sterling

Issued Share Capital:         301 ordinary Shares of 1 pound sterling
                              Special A Share of 1 pound sterling
                              Special B Share of 1 pound sterling

Members:                      Border Biofuels Limited,
                              11 Murray Street, Duns,
                              Berwickshire
                              301 ordinary shares
                              One special"A" share

                              Dalkia plc, Elizabeth House, Staines, Middlesex One Special "B" Share

Directors:                    John Michael SEED (Managing Director)
                              Woodend Farm, Duns, Berwickshire TD11 3QW

                              David Archibald SEED
                              Cothill Farm, Duns, Berwickshire  TD10 6YW

                              Doctor Alan John GREEN
                              124 Market Street, Edenfield, Bury, Lancashire DL0 0JL

Secretary:                    Allan Edwin Charles CAMPBELL
                              11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:            11 Murray Street, Duns, Berwickshire  TD11 3DF

Company Number:               SC152492

Date of Incorporation:        12 August 1994

Accounting Reference          Date: 31 March

Register of Charges:          (1) Bond and floating charge (dated 4 August
                                 1997) for all sums over all the assets of the company in favour of the Bank of Scotland. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                             (2) Bond and floating charge (dated 8 June 1998)
                                 for all sums due or to become due, over the company and all property and assets present and future including uncalled capital, in favour of the British Linen Bank Ltd. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge



Name:                         INCETEC LIMITED

Authorised Share Capital:     10,000 pound sterling being 10,000 ordinary
                              shares of 1 pound sterling each

Issued Share Capital:         2 Ordinary Shares of 1 pound sterling each

Members:                      The Electric Tree Company Limited, 11 Murray
                              Street, Duns, Berwickshire
                              2 Shares

Directors:                    John Michael SEED (Managing Director)
                              Woodend Farm, Duns, Berwickshire TD11 3QW

                              Doctor Adrian Clive BOWLES
                              South Cottage, Hodson, Swindon, Wiltshire
                              SN4 0QG
Secretary:                    Allan Edwin Charles CAMPBELL
                              11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:            South Cottage, Hodson, Swindon
                              SN4 0QG

Company Number:               3150777

Date of Incorporation:        24 January 1996

Accounting Reference Date:    31 March

Register of Charges:          (1) Debenture containing fixed and floating
                                  charges (dated 11 February 1999) for all monies due or to become due to the chargee, over the property and assets of the company in favour of the British Linen Bank Limited.

                              (2) Debenture containing fixed and floating
                                  charges (dated 2 November 2000) for all
                                  sums due or to become due, over the company and all property and assets present and future, in favour of the Bank of Scotland.

Name:                         EMISARY LIMITED

Authorised Share Capital:     10,000 pound sterling being 10,000 ordinary
                              shares of 1 pound sterling each

Issued Share Capital:         2 ordinary shares of 1 pound sterling each

Members:                      The Electric Tree Company Limited,
                              11 Murray Street, Duns, Berwickshire
                              2 Shares

Directors:                    John Michael SEED (Managing Director)
                              Woodend Farm, Duns, Berwickshire TD11 3QW

                              Doctor Adrian Clive BOWLES
                              South Cottage, Hodson, Swindon, Wiltshire
                              SN4 0QG
Secretary:                    Allan Edwin Charles CAMPBELL
                              11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:            South Cottage, Hodson, Swindon,SN4 0QG

Company Number:               3150758

Date of Incorporation:        24 January 1996

Accounting Reference Date:    31 March

Register of Charges:          (1) Debenture containing fixed and floating
                                  charges (dated 11 February 1999) for all monies due or to become due to the chargee, over the property and assets of the company in favour of the British Linen Bank Limited.

                              (2) Debenture containing fixed and floating
                                  charges (dated 2 November 2000) for all
                                  sums due or to become due, over the company and all property and assets present and future, in favour of the Bank of Scotland.



Name:                        BORDER BIOFUELS (CHARLESFIELD) LIMITED

Authorised Share Capital:    1,000 pound sterling being 1000 ordinary shares
                             of 1 pound sterling each

Issued Share Capital:        One ordinary share of 1 pound sterling

Members:                     The Electric Tree Company Limited, 11
                             Murray Street, Duns, Berwickshire
                             1 Share

Directors:                   John Michael SEED
                             Woodend Farm, Duns, Berwickshire  TD11 3QW

                             David Archibald SEED
                             Cothill Farm, Duns, Berwickshire TD10 6YW

Secretary:                   Allan Edwin Charles CAMPBELL
                             11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:           11 Murray Street, Duns, Berwickshire TD11 3DF

Company Number:              SC152491

Date of Incorporation:       12 August 1994

Accounting Reference Date:   31 March

Register of Charges:         (1) Bond and floating charge (dated 8 June 1998)
                                 for all sums due or to become due, over the company and all property and assets present and future including uncalled capital, in favour of the British Linen Bank Ltd. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                             (2) Floating charge (dated 2 November 2000) for
                                 all sums due or to become due, over the
                                 company and all property and assets present and future, in favour of the Bank of Scotland. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.


Name:                        BIOMASS ENERGY LIMITED

Authorised Share Capital:    1,000 pound sterling being 1000 Ordinary Shares
                             of 1 pound sterling each

Issued Share Capital:        2 Ordinary Shares of 1 pound sterling each

Members:                     Border Biofuels Limited, 11 Murray Street, Duns,
                             Berwickshire
                             2 ordinary shares

Directors:                   John Michael SEED
                             Woodend Farm, Duns, Berwickshire  TD11 3QW

                             Doctor Adrian Clive BOWLES
                             South Cottage, Hodson, Swindon, Wiltshire
                             SN4 0QG

Secretary:                   Allan Edwin Charles CAMPBELL
                             11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:           11 Murray Street, Duns, Berwickshire  TD11 3DF

Company Number:              SC160403

Date of Incorporation:       15 September 1995

Accounting Reference Date:   31 March

Register of Charges:         (1) Bond and floating charge (dated 8 June 1998)
                             for all sums due or to become due, over the company and all property and assets present and future including uncalled capital, in favour of the British Linen Bank Ltd. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                              (2) Floating charge (dated 10 July 1998) for
                             all sums due or to become due, over the whole assets of the company, in favour of the Bank of Scotland. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

Name:                        ECOGEN KIELDER BIOMASS LIMITED

Authorised Share Capital:    1000 pound sterling being 1000 ordinary shares
                             of 1 pound sterling each

Issued Share Capital:        3 ordinary shares of 1 pound sterling each

Members:                     Border Biofuels Limited, 11 Murray Street, Duns,
                             Berwickshire
                             3 ordinary shares

Directors:                   John Michael SEED (Managing Director)
                             Woodend Farm, Duns, Berwickshire TD11 3QW

                             Doctor Adrian Clive BOWLES
                             South Cottage, Hodson, Swindon, Wiltshire
                             SN4 0QG
Secretary:                   Allan Edwin Charles CAMPBELL
                             11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:           South Cottage, Hodson. Swindon SN4 0QG

Company Number:              3328637

Date of Incorporation:       6 March 1997

Accounting Reference Date:   31 March

Register of Charges:         (1) Debenture containing fixed and floating
                                 charges (dated 13 January 1999) for all monies due or to become due to the chargee, over the property and assets of the company in favour of the British Linen Bank Limited. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                             (2) Debenture containing fixed and floating
                                 charges (dated 2 February 1999) for all sums due or to become due, over the company and all property and assets present and future, in favour of the Bank of Scotland.

                             (3) Debenture (dated 2 November 2000) containing
                                 fixed and floating charges for all sums due or to become due, over the Company and all property and assets present and future, in favour of the Bank of Scotland.

Name:                        WOOD POWER (SCOTLAND) LIMITED

Authorised Share Capital:    10,000 pound sterling being 10,000 Ordinary
                             Shares of 1 pound sterling each

Issued Share Capital:        2 Ordinary Shares of 1 pound sterling each

Members:                     Border Biofuels Limited, 11 Murray Street, Duns,
                             Berwickshire
                             1 ordinary share

                             John Michael SEED, Woodend Farm, Dun,
                             Berwickshire TD11 3QW
                             1 Share

Directors:                   John Michael SEED
                             Woodend Farm, Duns, Berwickshire  TD11 3QW

                             David Archibald SEED
                             Cothill Farm, Duns, Berwickshire TD10 6YW

Secretary:                   Allan Edwin Charles CAMPBELL
                             11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:           11 Murray Street, Duns, Berwickshire  TD11 3DF

Company Number:              SC161260

Date of Incorporation:       27 October 1995

Accounting Reference Date: 31 March

Register of Charges:         (1) Bond and floating charge (dated 8 June 1998)
                                 for all sums due or to become due, over the company and all its property and assets in favour of the British Linen bank Limited. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                             (2) Floating charge (dated 2 November 2000) for
                                 all sums due or to become due, over the
                                 company and all its assets and property in favour of the Bank of Scotland. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge

Name:                        BIOMASS HEATING INVESTMENTS LIMITED

Authorised Share Capital:    1,000 pound sterling being 1000 Ordinary Shares
                             of 1 pound sterling each

Issued Share Capital:        100 Ordinary Shares of 1 pound sterling each

Members:                     Border Biofuels Limited, 11 Murray Street, Duns,
                             Berwickshire
                             67 ordinary shares


                             Nordistribution Limited,
                             97 Church Street, Brighton, East Sussex, BN1 1UJ 33 Shares

Directors:                   Anthony Noel REDMAN
                             Hundred House Cottage, Pound Lane, Framfield
                             Uckfield, East Sussex TN22 5RU

                             Dr Alan John GREEN
                             124 Market Street, Edenfield, Bury, Lancashire DL0 0JL

Secretary:                   Allan Edwin Charles CAMPBELL
                             11 Murray Street, Duns, Berwickshire TD11 3DF

Registered                   Office: Tweed Horizons Centre, Newton St
                             Boswells
                             Melrose, Roxborough TD9 0SG

Company Number:              SC194722

Date of Incorporation:       29 March 1999

Accounting Reference Date:   31 March

Register of Charges:         None


Name:                        BIOMASS PROCESSING LIMITED

Authorised Share Capital:    1,000 pound sterling being 1000 Ordinary Shares
                             of 1 pound sterling each

Issued Share Capital:        6 Ordinary Shares of 1 pound sterling each

Members:                     Border Biofuels Limited, 11 Murray Street, Duns,
                             Berwickshire
                             4 ordinary shares

                             BSW Forestry Limited, East End,
                             Earlston, Berwickshire
                             2 Shares - to be transferred to Border Biofuels Limited at Completion

Directors:                   John Michael SEED
                             Woodend Farm, Duns, Berwickshire  TD11 3QW

                             Doctor Adrian Clive BOWLES
                             South Cottage, Hodson, Swindon, Wiltshire
                             SN4 0QG

                             David Roger GRIFFITHS
                             Pendragon, High Cross Avenue, Melrose
                             Roxburghshire TD6 9SU

                             Stephen Anthony LAVERY
                             Netherby 28 Duchess Street, Stanley, Perthshire PH1 4NG

                             Alan Wilson JENKINSON
                             Clifton Moor Farm, Penrith, Cumbria CA10 2EY

                             Doctor David Charles WOOD
                             Sunninghill, Summerhouse Lane, Longden
                             Shrewsbury, Shropshire SY5 8HA

Secretary:                   Allan Edwin Charles CAMPBELL
                             11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:           11 Murray Street, Duns, Berwickshire  TD11 3DF

Company Number:              SC137351
Date of Incorporation:       25 March 1992

Accounting Reference Date:   31 March

Register of Charges:         (1) Bond and floating charge (dated 8 June 1998)
                                 for all sums due or to become due, over the company and all its property and assets in favour of the British Linen Bank Limited. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                             (2) Floating charge (dated 10 July 1998) for all
                                 sums due or to become due, over all the
                                 assets of the company in favour of the Bank of Scotland. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.



Name:                        THIRD GENERATION LIMITED

Authorised Share Capital:    62,000 pound sterling being 62,000 ordinary
                             shares of 1 pound sterling each

Issued Share Capital:        62,000 ordinary Shares of 1 pound sterling each

Members:                     Border Biofuels Limited, 11 Murray Street, Duns,
                             Berwickshire
                             60,760 ordinary shares

                             Trevor Jones, Crowpie Cottage, 7 Orchard Road,
                              Matlock, Bath, Derbyshire
                             1,240 Shares

Directors:                   John Michael SEED
                             Woodend Farm,Duns, Berwickshire TD11 3QW

                             Doctor Adrian Clive BOWLES
                             South Cottage, Hodson, Swindon, Wiltshire
                             SN4 0QG

                             Douglas Robert COLLIN
                             The Creggans, 7 Main Street, Comrie
                             Dunfermline KY12 9HB - Resigned 19/12/2000

Secretary:                   Allan Edwin Charles CAMPBELL
                             11 Murray Street, Duns, Berwickshire TD11 3DF

Registered Office:           11 Murray Street, Duns, Berwickshire TD11 3DF

Company Number:              SC152057

Date of Incorporation:       21 July 1994

Accounting Reference Date:   31 March

Register of Charges:         (1) Bond and floating charge (dated 8 June 1998)
                                 for all sums due or to become due, over the company and all its property and assets in favour of the British Linen Bank Limited. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.

                             (2) Floating charge (dated 10 July 1998) for all
                                 sums due or to become due, over all the
                                 assets of the company in favour of the Bank of Scotland. The company is prohibited from creating subsequent fixed security having priority over or ranking equally with the floating charge.



                             SCHEDULE 3
                           The Properties
                   Part 1 : Freehold Properties

                  held by Border Biofuels Limited


1. Description:[None]


2. Title Number :


3. Use:


4. Rights benefiting :


5. Encumbrances:







                          Part 2 : Leasehold Properties

                       [held by Third Generation  Limited]


1. Description:Lease of Units 22, 23 and 24
                                            Tweed Horizons Centre

2. Title Number :

3. Date of Lease :

4. Term:

5. Rent: 5,800 pound sterling pa

6. Use:

7. Rights benefiting :

8. Encumbrances:


                             SCHEDULE 4
                       Completion Obligations

1. At Completion the Warrantors shall deliver or procure to be delivered to the Purchaser (and each of the Vendors shall execute and deliver to the Purchaser such certificates, transfers, powers of attorney, deeds and documents as may be required of him for this purpose):

    (a) share certificates in respect of the Shares held by each of the Vendors respectively and duly executed transfers of such Shares in favour of the Purchaser or its nominees and all other documents required to give good title to such Shares;

    (b) share certificates for all shares in the Subsidiaries held by the Company;

    (c) share certificates for all shares in the Wood Power (Scotland) Limited held by John Seed and duly executed transfer in favour of the Company of such shares and all other documents required to give good title to such shares;

    (d) duly stamped irrevocable powers of attorney in the agreed form executed by each of the Vendors in favour of the Purchaser or its nominee;

    (e) the statutory books and records written up to date (but not including Completion), the certificates of incorporation, certificates of incorporation on change of name and common seals of the Company and the Subsidiaries;

    (f) the title deeds of the Properties;

    (g) evidence satisfactory to the Purchaser that:

        (i) each Group Company has been unconditionally released from all guarantees or similar obligations given or undertaken by it
           (other than any previously approved by the Purchaser in writing) in respect of the obligations or liabilities of any person other than another Group Company;

       (ii) all mortgages, charges, liens (other than liens arising in the ordinary course of business) or other Encumbrances over or in respect of any of the assets of any of the Group Companies (other than any previously approved by the Purchaser in writing) have been unconditionally redeemed, discharged and released; and

      (iii) all moneys owed (whether or not then due and payable) to any Group Company by any of the Vendors or any director or employee of any Group Company or any Associate of any such person have been repaid in full;

    (h) a deed of release in the agreed form duly executed by each Vendor confirming that no Group Company has any liability (actual or contingent) to him or any of his Associates and waiving on behalf of himself and his Associates any such claim as may exist, excepting the Loans, any balance for unpaid remuneration shown in the Management Accounts, and any sums agreed in writing to be due to Doctor Alan John Green on the termination of his employment at 1st April 2001;

    (h) (to the extent not held by a Group Company at its registered office) all deposit books and all cheque books containing unused cheques relating to all bank accounts of the Group Companies and all credit and charge cards held by each present director and secretary of the Group Companies or by the Vendors or any of their Associates for the account of any Group Company;

    (i) the amended service agreements duly executed by the Company and by each of John Seed and Adrian Bowles and Paul Brighton and Martin Reynard;

    (k) a deed in the agreed form duly executed by each present director and the secretary of each Group Company (other than John Seed and Adrian Bowles as Directors of the Company or of any Subsidiary), and by each company through which the services of any such director or secretary are provided to the Group, addressed to each Group Company resigning his office with effect from the end of the meeting held pursuant to paragraph 2 of this Schedule and acknowledging that neither he nor any company through which his services are provided to the Group has any claims against any Group Company for compensation for loss of office or otherwise howsoever and waiving any such claim as may exist excepting the Loans, and balances for unpaid remuneration shown in the Management Accounts, any sums due to Doctor Alan John Green as above, and any professional fees due to the Secretary of any Group Company;

    (l) a copy of a letter to each Group Company from its auditors resigning their office with effect from Completion (without any claim for compensation for loss of office or otherwise except for any professional fees) and confirming that there are no circumstances of the kind referred to in section 394 of the Act, the original of the letter having been deposited at the registered office of the relevant company;

    (m) the Tax Deed duly executed by the Warrantors;

    (n) the signed minutes of the meetings held pursuant to paragraph 2 of this Schedule in terms satisfactory to the Purchaser;

    (o) a written resolution of the Company resolving to amend the Articles of Association by the deletion of Article 7;

    (p) a deed of termination terminating the Company's Shareholders
        Agreement;

    (q) a deed of release signed by Ditat Nominees (Edinburgh) Limited;

    (r) full accounts for the Group as at Completion, unless the Company and the Purchaser agree in writing that the accounts shall be delivered at a later date;

    (s) all the papers, books, records (in whatever medium) and all other assets of the Group Companies which are in the possession or under the control of any of the Vendors, or any of the directors of any Group Company who is resigning on Completion, or any Associates of any such person.

2. At Completion the Warrantors shall procure, and each of the other Vendors shall use his reasonable endeavours to procure (so far as he can by the use of such endeavours), that a meeting of the directors of each of the Group Companies is duly convened and held at which resolutions are passed to:

    (a) approve the registration of the transfers referred to in paragraphs 1(a) and 1(b) of this Schedule subject to stamping of the transfers, and authorise the issue of share certificates as directed by the Purchaser;

    (b) change the registered office of each Group Company to an address nominated by the Purchaser;

    (c) change the accounting reference date of each Group Company to such date as may be nominated by the Purchaser;

    (d) appoint persons nominated by the Purchaser as the directors, secretary and auditors of each Group Company with immediate effect and to accept the resignations referred to in paragraphs 1(j) and 1(k) of this Schedule;

    (e) revoke all existing bank mandates and give new instructions to the relevant bank in such form as the Purchaser may require; and

    (f) approve and authorise the Company's execution of the service agreements.

                             SCHEDULE 5
                           The Warranties

In this Schedule references to the "COMPANY" are references to Border Biofuels Limited and each of the Subsidiaries individually so that each of the Warranties in this Schedule is given in relation each such company.

1.  ACCURACY AND ADEQUACY OF INFORMATION

1.1 The information set out in Schedules 1, 2 and 3 is accurate and complete and no relevant information has been omitted from such Schedules.

1.2 The Disclosure Letter (including all items attached to or referred to in the Disclosure Letter) is true and accurate and not misleading.

1.3 All information provided by the Warrantors or any of them or any Group Company or any of its officers, professional advisers, employees or agents to the Purchaser or its officers, professional advisers, employees or agents before or during the negotiations leading to this Agreement including but not limited to that provided in the course of due diligence carried out by the Purchaser and its professional advisers was when given and remains true and accurate and not misleading and there is no fact or matter which has not been fully and fairly disclosed in the Disclosure Letter which makes any such information untrue, inaccurate or misleading or the disclosure of which might reasonably be expected to affect the willingness of a prudent purchaser to enter into and complete the Transaction on the terms of this Agreement.

2.  CAPACITY AND AUTHORITY

2.1 Each of the Vendors has all requisite power and authority, and has taken all necessary action, to enter into this Agreement and any other agreements or instruments to be entered into by him pursuant to or in connection with this Agreement and to perform the obligations assumed by him under this Agreement and such other agreements and instruments.

2.2 The obligations on the part of the Warrantors contained in this Agreement and the Tax Deed and any other agreements or instruments to be entered into by the Warrantors or any of them pursuant to this Agreement are and will be legal, valid and binding obligations of the Warrantors, enforceable in accordance with their terms.


3.  SHARES

    The shares

3.1 The Shares (or, in the case of the Subsidiaries, the shares shown in Schedule 2) comprise the whole of the issued and allotted share capital of the Company and have been properly allotted and issued and are fully paid or credited as fully paid.

    OWNERSHIP OF SHARES

3.2 The Warrantors are the sole beneficial owners of the Shares shown against their names in Part 1 of Schedule 1 free from all Encumbrances and together with all rights attaching to them.

    RIGHTS OVER SHARE OR LOAN CAPITAL

3.3 No options have been granted over, and no person has or is entitled to claim any right (actual or contingent) to call for the issue, transfer, repayment or redemption of any share capital or loan capital of the Company.

4.  THE COMPANY

    INCORPORATION AND COMPLIANCE

4.1 The Company is a company duly incorporated and existing under the laws of Scotland and has at all times complied with the Act and all other applicable
    statutes and has duly filed and made all returns, resolutions and documents required to be filed or made.

    MEMORANDUM AND ARTICLES

4.2 The copy of the memorandum and articles of association of the Company attached to the Disclosure Letter has embodied in or annexed to it a copy of each resolution and other document required by law to be so embodied or annexed and fully sets out all of the rights and restrictions attaching to each class of shares in the capital of the Company.

    STATUTORY BOOKS

4.3 The statutory books (including all registers and minute books) of the Company are in its possession and have been properly, fully and accurately maintained and contain accurate and complete records of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.

    POWERS OF ATTORNEY

4.4 No person (except a director of the Company) is authorised to act as agent or attorney for the Company or otherwise bind the Company and there are no alternate or shadow directors of the Company.

5.  SUBSIDIARIES AND INVESTMENTS

    NO INVESTMENTS

    The Company is not and never has been the holder or beneficial owner of, nor has it agreed to acquire, any shares or loan capital in any body corporate except for any shares held by it in another Group Company.

6.  ACCOUNTS

6.1 The accounting records of the Company have at all times been consistently kept in accordance with the requirements of the Act and do not contain or reflect any material inaccuracies or discrepancies.

6.2 The Accounts:

    (a) comply with all applicable statutory requirements and all accounting standards in force at the date they were audited;

    (b) were prepared and audited in accordance with accounting principles and auditing practices generally accepted in the United Kingdom at the date they were audited;

    (c) give a true and fair view of the state of affairs of the Company (or in the case of group accounts, the Group) as at the Accounting Date and the profit or loss of the Company (or in the case of group accounts, the Group) for the financial year ended on the Accounting Date;

    (d) accord with the accounting records of the Company;

    (e) applied bases and policies of accounting which were consistently applied in the audited financial statements of the Company (and, where applicable, the Group) for each of the 3 financial years ended on the Accounting Date (the "Previous Accounts"); and

    (f) fully provide for or disclose in a note all liabilities (actual or contingent and whether or not quantified or disputed), all bad and doubtful debts and all financial commitments of the Company existing at the Accounting Date.

6.3 The results shown in the Accounts and the Previous Accounts were not (except as disclosed therein) affected by any extraordinary, exceptional or non-recurring item or by any other matter making the profit or loss for the period covered by any of them unusually high or low.

6.4 Since the Accounting Date no event has occurred or come to light which, had it occurred or come to light immediately prior to the Accounting Date, would have given rise to a material change in the amount attributed to any item in the Accounts or would have resulted in the making of additional reserve or provision.

    MANAGEMENT ACCOUNTS

6.5 Management Accounts have been properly prepared in accordance with accounting policies consistent with those used in preparation of the Accounts and accurately set out the profits and losses and the state of affairs of the Company and, where applicable, the Group as at and for the period ending on the date to which the Management Accounts were prepared.

    FORECASTS

6.6 The budgets, forecasts and projections for the current financial year and any future period provided to the Purchaser by the Warrantors or any of them or any Group Company or any of their respective officers, employees, agents or professional advisers have been properly prepared employing the same accounting policies on a consistent basis as those employed in preparation of the Accounts and are based on assumptions considered (at the time of preparation and now) by the Warrantors to be reasonable.

7.  CHANGES SINCE THE ACCOUNTING DATE

7.1 Since the Accounting Date:

ORDINARY AND USUAL COURSE

    (a) the business of the Company has been carried on without interruption in its ordinary and usual course and in the same manner as prior to the Accounting Date;


FINANCIAL POSITION AND PROSPECTS

    (b) there has been no adverse change in the trading or financial position or prospects of the Company and, so far as the Warrantors are aware, nothing has occurred or is likely to occur which will or is likely to give rise to any such change;

    NO REDUCTION IN NET ASSETS

    (c) there has been no reduction in the net assets of the Company;

    ASSETS AND LIABILITIES

    (d) the Company has not (other than in the ordinary course of its business) acquired or disposed of or agreed to acquire or dispose of any asset or assumed or incurred, or agreed to assume or incur, any liability, obligation or expense;

    SHARE AND LOAN CAPITAL

    (e) the Company has not created, allotted, issued, repaid or redeemed or granted to any person any option or right to acquire any share or loan capital or acquired or written off or reduced any of its own shares or loan capital;

    DIVIDENDS

    (f) the Company has not declared, made or paid any dividend or other distribution;

    SHAREHOLDERS' RESOLUTIONS

    (g) no resolution has been passed or agreed to by the members of the Company or the holders of any class of shares in the capital of the Company and there has been no decision or agreement of members having the effect of a members' resolution;

    AGREEMENTS

    (h) the Company has not entered into, terminated or varied the terms of any material agreement or any agreement outside the ordinary course of its business nor varied the terms on which it does business with its customers or clients and no agreement between the Company and any of the Vendors or any director of any Group Company or any of their respective Associates has been entered into, varied or terminated;

    OBLIGATIONS WRITTEN DOWN

    (i) no obligations to the Company have been written off or written down or assigned to a third party at less than full value or have proved to any extent irrecoverable or are now regarded as irrecoverable nor has there been any release of any person under liability to the Company;

    PERFORMANCE OF OBLIGATIONS

    (j) the Company has duly performed all of its obligations (whether contractual, statutory or otherwise) and has paid its creditors in accordance with their respective credit terms;

    BORROWINGS AND CAPITAL EXPENDITURE

    (k) the Company has not borrowed nor repaid any money (except through fluctuation of its overdraft within pre-existing facility limits) or incurred or reduced or varied the terms of any indebtedness in the nature of borrowing (including without limitation under factoring or invoice discounting arrangements or the acquisition of assets on lease or hire purchase) and has not incurred or become committed to any capital expenditure;

    ENCUMBRANCES

    (l) no Encumbrance has been created or allowed to subsist over any of the assets of the Company;

    EMPLOYEES

    (m) the Company has not dismissed any employees or offered employment to any prospective employees or varied the terms of employment of any of its employees or awarded any bonus or other benefit to any of its employees;

    OTHER

    (n) the Company has not offered an agreed (conditionally or unconditionally) to do any of the things referred to in any of the foregoing paragraphs.

8.  ASSETS

    OWNERSHIP OF ASSETS

8.1 Each asset included in the Accounts or acquired by the Company since the Accounting Date (other than current assets disposed of in the normal course of trading) is solely owned (legally and beneficially) by the Company free from any Encumbrance, is situated in the United Kingdom and, where capable of possession, is in the possession or under the control of the Company.

    PLANT AND MACHINERY

8.2 All plant, machinery, vehicles and office equipment owned or used by the Company complies in all respects with all relevant statutes and regulations and is in good repair, regularly maintained and fully serviceable and is capable of being efficiently and properly used for the purposes of the business of the Company and none is inefficient, obsolete or in need of renewal or replacement.

    PROPERTIES

8.3 The value of any properties included in the Accounts is no greater than the present market value of such properties.

    DOCUMENTS

8.4 All title deeds to the Properties and all written agreements to which the Company is a party and all other documents owned by or which ought to be in the possession or control of the Company are in the possession or control of the Company and are free from any Encumbrances.

9.  DEBTORS

9.1 All of the debts shown in the Accounts or the Company's accounting records have realised (or will realise within a period of 3 months from their due dates) their full value in the ordinary course of collection less any specific provision for bad or doubtful debts included in the Accounts.

9.2 All of the debts shown in the Accounts or the Company's accounting records are valid and enforceable and not subject to any defence, right of set off or counterclaim or any withholding or other deduction.

    DEBTS IN ORDINARY COURSE

9.3 There are no debts owing by or to the Company other than debts which have arisen in the ordinary course of business nor has the Company lent any money which has not been repaid.

10.  BORROWING AND BANK FACILITIES

     DEBTS OWED BY THE GROUP

10.1 The Company does not have outstanding any borrowing or indebtedness in the nature of borrowing including (without limitation) any indebtedness for moneys borrowed or raised under any factoring or invoice discounting arrangements, acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, forward sale or purchase agreement or conditional sale agreement, purchase on deferred terms or other transaction having the commercial effect of a borrowing other than:

    (a) the loan agreements with British Linen Bank specified in the Disclosure Letter; and

    (b) moneys borrowed under the overdraft facility specified in the Disclosure Letter;

     COMPLIANCE WITH FACILITIES

10.2 The Company has complied with the terms of the facilities and agreements referred to in sub-paragraphs (a) and (b) of paragraph 10.1 above and such facilities will continue to be available to the Company on the same terms after Completion.

     STATEMENTS AND BALANCES

10.3 Full details of all the bank accounts of the Company and of the credit or debit balances on such accounts as at the close of business on a Business Day not more than 2 Business Days before the date of this Agreement are set out in the Disclosure Letter. Since that date, no payments out of any of the accounts have been made or authorised.

    SEPARATE BANK ACCOUNTS

10.4 The bank accounts of the Company are operated separately from the bank accounts of any other person and there is no right of set off against moneys in the Company's bank accounts for the liabilities of any other person.

     SECURITY INTERESTS

10.5 Full details of all mortgages, charges and other security interests created by the Company or in respect of any of the Company's assets are set out in the Disclosure Letter.

     BORROWING LIMITS

10.6 No limitation on borrowing contained in the Company's articles of association or in any trust deed or other instrument to which it is a party or applying to it has been exceeded.

     EVENTS OF DEFAULT

10.7 Nothing has occurred (or been alleged to have occurred) which constitutes or might (with the giving of notice, lapse of time or fulfilment of any other condition) constitute an event of default under, or otherwise give rise to an obligation to repay prior to its stated maturity, any banking or financial facility available to the Company.

     WORKING CAPITAL

10.8 The existing banking and financial facilities available to the Company (full details of which are set out in the Disclosure Letter) provide the Company with sufficient working capital to enable it to continue to carry on its business in the manner in which it is currently carried on and at its present and reasonably anticipated level of turnover for the foreseeable future and to perform, in accordance with their terms, all its commitments and obligations.

     GUARANTEES AND INDEMNITIES

10.9 No guarantee or indemnity has been given by the Company in respect of the obligations or liabilities of any other person, or by any other person in respect of any obligation or liability of the Company.

      GRANTS AND ALLOWANCES

10.10 Save as specified in the Disclosure Letter the Company has not applied for or received any grant or financial assistance from any person which is repayable in any circumstances.

10.11 None of the Company's grants from AEA Technology plc have been terminated, there has been no demand for repayment of any such grants, and there are no current circumstances which may give rise to repayment of any such grants.

11.  TRADING

     STANDARD TERMS

11.1 A copy of the standard terms upon which the Company carries on its business is attached to the Disclosure Letter and the Company does not provide and has not provided services to any person on terms which differ from these standard terms.

     SUBSTANTIAL DEPENDENCE

11.2 Neither in the financial year ended on the Accounting Date nor since the Accounting Date has any one customer or supplier of the Company (treating connected persons as one customer or supplier for this purpose) accounted for more than 10 per cent of the aggregate amount of purchases from or supplies to the Company.

     CUSTOMERS AND SUPPLIERS

11.4 In the 2 years prior to the date of this Agreement, no material customer of or supplier to the Company has:

    (a) ceased purchasing from or supplying the Company;

    (b) significantly reduced its purchases from or supplies to the Company;
        or

    (c) substantially changed the terms on which it is prepared to trade with the Company,

     and, so far as the Warrantors are aware, no such customer or supplier is likely following signature or completion of this Agreement:

    (d) to cease purchasing from or supplying the Company;

    (e) significantly to reduce its purchases from or supplies to the Company; or

    (f) substantially to change the terms on which it is prepared to trade with the Company.

     CUSTOMER COMPLAINTS

11.4 Full details of all material claims or complaints from customers or clients made to the Company in the 12 months preceding the date of this Agreement are set out in the Disclosure Letter and so far as the Warrantors are aware no such claims or complaints from customers or clients are pending or expected.

     DISPUTES

11.5 There are no present disputes between the Company and any of its customers clients or suppliers.

12.  CONTRACTS

12.1 All of the agreements to which the Company is a party are valid, binding and enforceable and none of the parties to any such agreement is in default under any such agreement and, so far as the Warrantors are aware, there are no grounds for or any allegations that grounds exist for nor are there any circumstances likely to give rise to the termination, avoidance, rescission or repudiation of any such agreement.

     LEASES ETC

12.2 Except for those detailed in the Disclosure Letter, the Company is not a party to any lease, hire, hire purchase, credit sale, deferred payment or conditional sale or purchase agreement.

     ONEROUS CONTRACTS

12.3 The Company is not a party to or liable under any agreement which:

    (a) is incapable of complete performance in accordance with its terms within 6 months after the date on which it was entered into or incapable of termination by the Company on 6 months' notice or less without any payment by the Company (whether by way of compensation or otherwise);

    (b) cannot readily be fulfilled or performed by it on time or without undue or unusual expenditure of money or effort;

    (c) involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature or magnitude or result in a loss to the Company;

    (d) requires the Company to pay any commission, finder's fees, royalty or the like;

    (e) involves amounts which may fluctuate in accordance with any index or rate of exchange; or

    (f) is in any way otherwise than in the ordinary course of business of the Company.

     AGENCY, DISTRIBUTORSHIP, FRANCHISE, MANAGEMENT ETC. AGREEMENTS

12.4 The Company is not and never has been a party to an agency, distributorship, franchise, licensing or management agreement.

     PARTNERSHIPS AND JOINT VENTURES

12.5 The Company is not and has never been a member of any partnership, joint venture, consortium or unincorporated association (other than the trade associations full details of which are set out in the Disclosure Letter) nor has it agreed to become a member of any such body.

     BIDS AND TENDERS

12.6 No offer, tender or the like is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

     CAPITAL COMMITMENTS

12.7 Except as disclosed in the Accounts, there are no capital commitments entered into or proposed by the Company.

13.  EFFECT OF SALE

13.1 The acquisition of the Shares by the Purchaser will not:

    (a) cause or be likely to cause the Company to lose the benefit of any right, privilege or licence it presently enjoys or relieve any person of any obligation to the Company (whether contractual or otherwise);

    (b) result in a breach of or constitute a default under any instrument, agreement, understanding or arrangement to which the Company is a party or entitle any person to terminate or vary the terms of any such agreement, understanding or arrangement; or

    (c) so far as the Warrantors are aware, adversely affect the Company's relationships with clients, customers, suppliers, employees or officers or any other persons contracting with the Company.

     FINDER'S FEES ETC.

13.2 No person has received or is entitled to receive from the Company any fee or benefit (including without limitation any finder's fee, brokerage or commission) or the reimbursement of any expense in connection with this Transaction.

14.  LICENCES

     The Company has all necessary licences, permits, consents and authorities (public and private) (together, the "Licences") for the proper and effective carrying on of its business in the manner in which such business is now carried on. All of the Licences are valid and subsisting so far as the Warrantors are aware and there is no reason why any of them should be suspended, cancelled or revoked. So far as the Warrantors are aware, there are no factors that might in any way prejudice the continuance or renewal of any of the Licences.


15.  INSURANCE

15.1 Each insurable asset of the Company is, and has at all material times been, insured to its full replacement or reinstatement value against each risk normally insured against by persons operating the same type of business as the Company.

15.2 The Company is, and has at all material times been, adequately insured against accident, loss, damage, injury, third party loss, employer's liability, loss of profits, business interruption and all other risks normally insured against by persons operating the same type of business as the Company.

15.3 In respect of all insurances referred to in Warranties 15.1 and 15.2:

     (a) all premiums have been paid up to date;

     (b) all the policies are in full force and effect and will be maintained in full force and effect without alteration up to Completion;

     (c) there are no special or unusual limits, terms, exclusions or restrictions in any of the policies and the premiums payable are not in excess of normal rates and no circumstances exist which are likely to give rise to any increase in premiums or any refusal to renew any of the policies;

     (d) there are no circumstances which could lead to any liability under any of the policies being avoided by the insurers or to any of the policies being revoked or rendered void or voidable;

     (e) full details of all claims under any of the policies made during the period of 2 years preceding the date of this Agreement are set out in the Disclosure Letter and none of them have been refused or settled below the amount claimed; and

     (f) there are no outstanding claims under any of the policies and, so far as the Warrantors are aware, there are no circumstances which are likely to give rise to any such claim.

16.  COMPLIANCE WITH THE LAW AND LITIGATION

     COMPLIANCE WITH LAW

16.1 The Company has complied with all applicable legal and administrative requirements relating to the conduct of its business, the ownership and use of its assets and its affairs generally.

     LITIGATION

16.2 The Company is not (directly or through any person for whose acts or defaults it may be liable) engaged in any capacity in any litigation or arbitration or prosecution or other legal proceedings nor are any such proceedings pending, anticipated or threatened and so far as the Warrantors are aware there are no facts or circumstances which may give rise to any such proceedings.

     NO INVESTIGATIONS

16.3 Neither the Company nor any of its officers or employees is subject to any investigation, enquiry or disciplinary proceeding and none is pending or threatened and, so far as the Warrantors are aware, no matter or circumstance exists which might give rise to any such investigation, enquiry or disciplinary proceeding.

     NO DISPUTES WITH GOVERNMENT AGENCIES ETC.

16.4 There is no dispute or disagreement between the Company and any government department or agency or any regulatory body in any jurisdiction and, so far as the Warrantors are aware, there are no facts or circumstances which might give rise to any such dispute or disagreement.

     UNDERTAKINGS AND ASSURANCES

16.5 Neither the Company nor any of its officers or employees is or has been a party to any undertaking or assurance given to any court or governmental agency or regulatory body in any jurisdiction or the subject of any injunction which is still in force.

     OUTSTANDING JUDGMENTS

16.6 There is no outstanding judgment, order, decree, award or decision of a court, tribunal, arbitrator or other person in any jurisdiction against the Company or a person for whose acts or defaults the Company may be liable.

17.  COMPETITION

17.1 The Company is not a party to any agreement, arrangement, transaction or practice which in any way restricts its freedom to carry on the whole or any part of its business solely as it sees fit or to use or exploit any of its assets in any part of the world in such manner solely as it sees fit.

17.2 The Company is not and has not been directly or indirectly concerned in or a party to any agreement, arrangement, transaction or practice or pursued any course of conduct or done or omitted to do any act or thing which is:

     (a) capable of giving rise to an investigation by the Director General of Fair Trading under the Competition Act 1998 or the Fair Trading Act 1973 or a reference to the Competition Commission under the Fair Trading Act 1973 or any other person or authority under analogous laws in any other jurisdiction in which the Company carries on (or intends to carry on) business; or

     (b) in breach of or which requires registration or notification under any competition, anti-restrictive practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or under analogous laws in any other jurisdiction in which the Company carries on (or intends to carry on) business.

18.  DEALINGS WITH THE VENDORS, DIRECTORS AND THEIR ASSOCIATES

18.1 There is not outstanding, and there has not at any time during the last 6 years been outstanding, any agreement, arrangement or understanding (whether legally binding or not) to which the Company is, or was, a party in which:

     (a) any of the Vendors;

     (b) any officer of any of the Group Companies; or

     (c) any person who at the time of such agreement, arrangement or understanding was beneficially interested, directly or indirectly, in any of the Company's shares; or

     (d) any Associate or former Associate of any such person or of any Group Company,

     is or was interested, whether directly or indirectly.

18.2 The Company is not a party to, nor have its profits or financial position during the 6 years prior to the date of this Agreement been affected by, any agreement, arrangement or understanding (whether legally binding or not) which is not and was not entirely of an arm's length nature.

18.3 None of the Vendors or the directors of any Group Company or any of their respective Associates has any interest, direct or indirect, in any business which competes with that now carried on by the Company or intends to acquire any such interest except as owner of less than 3 per cent of any class of securities of any company which are listed or dealt in on a recognised investment exchange.

18.4 The Company does not owe any money or have any other liability to and is not owed any money by any of the Vendors or the directors of any Group Company or any of their respective Associates.

19.  EMPLOYEES

19.1 The Company has complied with all its contractual and other obligations (which term shall, without limitation, include any obligations which have arisen by custom or practice) to and in respect of employees including (without limitation) its statutory obligations relating to the giving of written statements setting out the terms of employment of its employees and concerning health and safety at work.

19.2 The Company has no agreements (formal or informal) with trade unions, works councils or other bodies (incorporated or unincorporated) or persons representing employees.

19.3 A schedule of the employees of the Company has been provided giving full details of all remuneration and benefits provided or made available to them and their job description, age and years of continuous service.

19.4 A copy of the Company's standard terms and conditions of employment together with copies of all documents referred to in such terms and conditions (including, without limitation, staff handbooks, staff manuals, benefit plans, redundancy policies, disciplinary and grievance procedures, personnel policies and codes of conduct) has been provided and all employees of the Company are employed on such terms and conditions and there is no proposal for any variation in such terms and conditions.

19.5 Copies of the contracts under which consultants of the Company and the officers of the Company who are not employees (other than its auditors) are engaged by the Company have been provided.

19.6 No employee or officer of the Company is entitled to more than 3 months' notice to terminate his employment or engagement or to any compensation (other than statutory compensation) on termination of his employment or engagement.

19.7 The Company is not involved in any dispute with any of its employees or nay class of its employees nor is any such dispute threatened or pending.

19.8 No employee or officer of the Company has given or received notice terminating his employment or engagement or is under notice of dismissal or on maternity leave or long term sick leave.

19.9 The Company has not, in the last 2 years, made any acquisition to which the provisions of the Transfer of Undertakings (Protection of Employment) Regulations 1981 apply.

19.10 No claims have been made against the Company by any of its employees or former employees, or any trade union or body representing employees, in the 2 years prior to the date of this Agreement whether for damages, compensation, awards or otherwise howsoever and so far as the Warrantors are aware no such claims are pending or threatened against the Company and no circumstances exist likely to give rise to any such claim.

20.  PENSIONS

20.1 Save for the payments to personal private pension schemes per the details already provided there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not) for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of an Employee or an Employee's dependant or dependants (or any future director or employee of the Company or the Subsidiary or any dependant of such person) or otherwise to provide relevant benefits within the meaning of Section 612 ICTA.

21.  PROPERTY

21.1 In this paragraph [21] unless the context otherwise requires:

     "Freehold Properties" means the land and buildings referred to in Part 1 of Schedule 3;

     "Leasehold Properties" means the land and buildings referred to in Part 2 of Schedule 3;

     "Planning Acts" means all legislation for the time being in force relating to Town and Country Planning;

     "Property Owner" means in relation to each of the Properties, the Group Company listed in Schedule 3 as the owner, lessee or licensee; and

     "Relevant Property" means, in relation to each Property Owner, the Property listed against its name in Schedule 3;

21.2 There are no properties owned or otherwise held by the Company or occupied or used by the Company except as shown against its name in
     Schedule 3.

21.3 The particulars of the Properties (and of any leases, underleases, tenancies, licences and other agreements subject to and with the benefit of which the Properties are held) are set out in Schedule 3.

21.4 Each Property Owner is in physical possession and actual occupation of the whole of the Relevant Property on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party.

21.5 Each Property Owner has good and marketable title to each Relevant Property and has in its possession all the title deeds and documents necessary to prove title to each Relevant Property, all of which deeds and documents have been properly stamped and where necessary duly registered.

21.6 Except as specifically stated in Schedule 3, none of the Properties is subject to any Encumbrance and there are no agreements to give or create any Encumbrance over any of the Properties.

21.7 Each Property Owner has complied with all applicable statutory and other requirements relating to each of the Properties including without limitation requirements relating to planning, development, fire safety and health and safety at work.

21.8 None of the Property Owners has received any notice from any lessor, government body or any other person alleging a breach of any of the following:

     (a) the covenants, conditions, restrictions or agreements or other matters subject to which any of the Properties is held; or

     (b) the provisions or requirements of any permissions, licences, approvals, by- laws, orders, regulations or other requirements or obligations affecting or likely to affect each of the Properties or its current use, and so far as the Warrantors are aware there are no circumstances that might give rise to any such notice being given.

21.9 None of the Properties nor any Property Owner as owner or occupier thereof is affected by any of the following matters:

     (a) any closing order, demolition order or clearance order;

     (b) any enforcement notice;

     (c) any order or proposal either publicly advertised or of which written notice has been received for the compulsory acquisition or requisition of the whole or any part thereof or the modification of any planning permission or the discontinuance of any use or the removal of any building; or

     (d) any agreement with any planning authority, statutory undertaker or privatised utility or other public body or authority restricting the use or development thereof.

21.10 The current use of each of the Properties is in all respects authorised under or pursuant to the Planning Acts and any planning permission is permanent and not subject to unusual conditions and is not personal or of limited duration.

21.11 All development of each of the Properties has been carried out in all respects in accordance with the Planning Acts.

21.12 In respect of each of the Leasehold Properties:

      (a) each of the Properties is held under the terms of the lease or licence brief details of which are given in Schedule 3 and no collateral agreements, assurances or concessions have been made by any party to the lease or licence;

      (b) each Property Owner has paid the rent, service charge and any other payment due under the lease or licence in full and duly observed and performed covenants on the part of the tenant or licensee and the conditions contained in the lease or licence;

      (c) all licences, consents and approvals required from the landlord or licensor have been obtained and the covenants on the part of the tenant or licensee contained in the licences, consents and approvals have been duly performed and observed;

      (d) there are no rent reviews in progress or capable of being implemented under the lease or licence;

      (e) there are no unusual items of expenditure expected to be charged via the service charge in any lease or licence; and

      (f) there is no option to determine contained in any lease or licence of any of the Properties.

21.13 The Properties are not subject to any outgoings other than business rates and water rates and (in the case of the Leasehold Properties) the rent, insurance rent, service charges or licence fees payable under any lease or licence of any of the Properties and all outgoings have been paid when due and none is disputed.

21.14 There are no disputes affecting any of the Properties or their use and so far as the Warrantors are aware there are no circumstances that might give rise to any.

21.15 There are no matters in the hands of solicitors affecting any of the Properties.

21.16 The buildings and other structures on the Properties are in good and substantial repair and fit for the purpose for which they are used and there are no latent defects in the buildings and structures.

21.17 No deleterious building materials or methods of construction not in accordance with currently accepted good building practice have been used in the construction, alteration or repair of the Properties.

21.18 The Company has no existing or contingent liabilities in respect of any properties other than the Properties whether previously occupied by it or in which it owned or held any interest including (without limitation) premises assigned or otherwise disposed of or in respect of which it guaranteed the liabilities of a third party.

22.   ENVIRONMENT

22.1 The Company has complied in all material respects with all applicable laws, regulations, codes of practice and other similar controls and advice made or issued by national or local government or by any other regulatory body, and with all regulations and directives made by the legislative organs of the European Economic Community, the European Community and the European Union, relating to the protection of the environment (including (without limitation) the prevention of pollution of any land, water or air due to the release, escape or other emission of any substance (including (without limitation) radioactive substances) or the production, transportation, storage, treatment, recycling or disposal of waste or the making of noise) that are now in existence and, where relevant, enforceable (the "Environmental Laws") both in respect of its business as carried on from time to time and in respect of the Properties.

22.2 The Company has incurred no liability as a result of any breach of any Environmental Laws which is attributable to its business or the ownership or use of any of the its assets nor, so far as the Warrantors are aware, are there any facts or circumstances in existence likely to give rise to such liability.

23.  INTELLECTUAL PROPERTY

23.1 In this paragraph [23]:

     "Confidential Information" means confidential information and business secrets owned by the Company or which the Company has a duty to keep confidential.

     "Intellectual Property" means patents, trade marks, rights in design, trade or business names, domain names, copyright (including without limitation rights in computer software) and topography rights (whether or not any of these is or are registered and including without limitation applications for registration) and all rights throughout the world of a similar nature or with similar effect to any of these; and

     "Intellectual Property Rights" means all Intellectual Property owned, used or enjoyed by any of the Group Companies.

23.2 The Company is the sole legal and beneficial owner free from any Encumbrance of, or otherwise entitled to use without payment of any royalty of licence fee, all Intellectual Property Rights.

23.3 Full details of all licences and sub-licences and assignments granted to or by the Company in respect of any of the Intellectual Property Rights are set out in the Disclosure Letter.

23.4  The Intellectual Property Rights:

      (a) are not subject to any time limit or any other limitation or right of termination or restriction;

      (b) have been validly registered (where possible) and all such registrations have been properly maintained and protected; and

      (c) are valid and enforceable and nothing has been done or omitted to be done will could or might derogate from that validity and enforceability and no person is opposing the Company's ownership or use of any Intellectual Property Rights.

23.5 The Company is not infringing nor has it at any time infringed the rights of any other person in any Intellectual Property.

23.6 There are no outstanding or potential claims against the Company under the provisions relating to employee compensation under the Patents Act 1977 and no employee is entitled to any award or compensation in respect thereof whether under the Patents Act 1977 or otherwise.

      TRADING NAME

23.7 The Company does not use any business or trading name other than the name "Border Biofuels".

      CONFIDENTIAL INFORMATION

23.8 The Company has not disclosed and is not obliged to disclose any Confidential Information to any person other than to the Purchaser, except in the ordinary and proper course of business of the Company and upon the Company having secured the confidential nature of any such disclosure.

23.9 The Company is not a party to any agreement or subject to any duty which restricts the free use or disclosure by the Company of any of the Confidential Information.


24.   SYSTEMS

24.1  In this paragraph 24:

      "Hardware" means all computer hardware, related peripherals and equipment and apparatus, in each case, owned or used by the Company;

      "Software" means all computer programmes, whether in object or source code and its associated documentation, applications and preparatory design materials, in each case, owned or used by the Company; and

      "System" means the Hardware and the Software.

24.2 Full details of all Software are set out in the Disclosure Letter and, except where such Software is owned legally and beneficially by the Company, details of the licences pursuant to which such use is made are set out in the Disclosure Letter.

24.3 All Software conforms in all material respects with its specification and when taken as a whole and individually is sufficient for the present and anticipated requirements of the business of the Company.

24.4 The Company has in its possession and control the source code relating to the Software, or such source code is subject to an escrow agreement.

24.5 The Company has adequate procedures for preventing unauthorised access to the System, and for taking and storing on-site and off-site back-up copies of the Software and any data owned or used by the Company.

24.6 All Software (which is not the subject of a written licence from a third party) was either:

      (a) written or created by the employees of the Company in the ordinary course of their duties; or

      (b) written for the Company by a third party and such party has executed a valid and effective assignment of all Intellectual Property in such Software in favour of the Company, copies of which are attached to the Disclosure Letter.

24.7  Full details of all Hardware are set out in the Disclosure Letter.

24.8 All Hardware is in good working order and functions in accordance with its relevant specifications and is sufficient for the present and anticipated requirements of the business of the Company.

24.9 The System is maintained and supported under maintenance and support agreements and copies of all such maintenance and support agreements are attached to the Disclosure Letter.

24.10 The System has adequate capability and capacity for the projected requirements of the Company for not less than 2 years following Completion for the processing and other functions required to be performed for the purposes of the business of the Company.

24.11 The System has never unduly interrupted or hindered the operation of the business of the Company and, so far as the Warrantors are aware, there are no defects in the Software or Hardware which may so affect the business of the Company.

24.12 No part of the System or any data owned or used by the Company is or has been affected by any virus or other extraneously induced malfunction or contaminant and the Company operates logical, physical and environmental security controls to avoid all such extraneously induced malfunctions or contamination.

24.13 Use by the Company of the System and any data owned or used by the Company does not infringe any Intellectual Property or other rights of any third party.

25.   SOLVENCY

25.1 The Company is not nor has it ever been unable to pay its debts from time to time as they fall due.

25.2 No petition has been filed and no application or order has been made for the winding up of the Company or for the appointment of a liquidator or provisional liquidator of the Company or for an administration order in relation to the Company.

25.3 The Company has not at any time been a party to or subject to or applied for:

      (a) the sanctioning under section 425 of the Act of a compromise or arrangement between it and any such persons as are mentioned in that section or the making of any other compromise with its creditors;

      (b) the grant to it, by means of any contractual or informal rescue, work-out, debt re-scheduling or restructuring of any reduction, concession or indulgence (conditionally or otherwise) by any of its creditors with regard to their rights to recover or enforce payment of the debts presently or in future due by it to them;

      (c) crystallisation of any floating charge created by it or the occurrence of any event which causes, or with the giving of any notice or making of any demand would cause, such crystallisation;

      (d) the appointment of any receiver (including any administrative receiver, as defined by the Insolvency Act 1986) over all or any or any part of its property or assets;

      (e) an encumbrancer taking possession of, or otherwise enforcing his security over, all or any or any part of its property or assets;


      (f) the levying of any distress, execution, charging order, garnishee or other process over all or any or any part of its property or assets;

      (g) the failure by it to fully satisfy any judgment (monetary or otherwise) outstanding against it in circumstances in which the judgment creditor has a present right to execute or enforce such judgment;


      (h) the issue, filing or service of any petition, application, notice, advertisement, demand, proceedings, process, circular or communication, the convening of any meeting, or the taking of any steps, or the existence of any circumstances, which may lead to the occurrence of any of the foregoing events; or

      (i) the occurrence of any event under the laws of any jurisdiction, other than England and Wales, which is analogous to any of the foregoing events.

25.4 None of the directors of the Company nor any of the Vendors has had an interim order made under the Insolvency Act 1986, become bankrupt, made any composition or voluntary arrangement or entered into any deed of arrangement with his creditors or become subject to an administration order under section 12 of the County Courts Act 1984 or (in the case of a Vendor which is a body corporate) has had a petition presented or order made for its winding up.

25.5 None of the shares in the Company and none of the assets of the Company was, or represents assets which were, the subject of a transfer at an undervalue (within the meaning of section 238 or 339 of the Insolvency Act 1986) or any other transaction capable of being set aside or varied under that Act or any other law or regulation relating to insolvency.

26.   TAX

26.1 Full provision or reserve has been made in the Accounts for all Taxation liable to be assessed on the Company and for all Taxation for which the Company may become accountable in respect of the period ended on the Accounting Date, the Accounts make proper provision for deferred Taxation in accordance with generally accepted accounting practice and nothing has occurred since the Accounting Date in respect of which the Company may suffer a liability to Taxation (other than as a result of revenue profits arising in the ordinary course of its trade).

26.2 The Company has duly and punctually paid all Taxation which it ought to have paid to the appropriate Tax Authority and the Company is not nor has it in the last six years been liable to any penalty, interest, supplement, fine, default surcharge or other similar payment in connection with any Taxation.

26.3 The Company has within the required period duly and properly made, given or delivered all information, returns, notices, accounts and computations which ought to have been made given or delivered for the purposes of any Taxation and all such information, returns, notices, accounts and computations supplied to any Tax Authority for any purpose are, and were when supplied, full, true and accurate and have been made on a consistent basis.

26.4 There is no dispute or question with any Tax Authority in respect of the Company, the Company has not been the subject of any review, audit or investigation by any Tax Authority and there is no fact or circumstance which might give rise to any such dispute, audit, review, investigation or question.

26.5 The Company has complied fully with all reporting requirements, and proper records have been maintained, relating to all payments and benefits made or provided, or treated as made or provided, to its directors, employees and officers and its former directors, employees and officers.

26.6  In respect of Pay As You Earn ("PAYE"):

    (a) the Company has properly operated the PAYE system deducting Taxation as required by law from all payments made or treated as made and benefits provided or treated as provided to its employees and former employees and has properly accounted to the appropriate Tax Authority for all amounts for which it has been required to account;

    (b) no Tax Authority has conducted a PAYE audit on the Company nor has any Tax Authority notified the Company that any such audit will or might take place.

26.7 The Company has complied fully with all its obligations relating to national insurance contributions (both primary and secondary) and has duly and punctually paid (or deducted and accounted for) to the relevant Tax Authority all amounts of national insurance contributions which it ought to have paid (or for which it ought to have so accounted).

26.8 All clearances and consents from any Tax Authority that have been applied for by, or which relate to, the Company were obtained after full and accurate disclosure of all facts and considerations; no such clearance or consent is liable to be withdrawn, nullified or rendered void and the transactions for which the clearance or consent was obtained have been carried into effect (if at all) only in accordance with the terms of the application and the clearance or consent.

26.9 The Company has deducted or withheld all Taxation which it is or was required or entitled to deduct or withhold from any payments made by it and the Company has duly and punctually complied with any obligation to account for any such Taxation deducted or withheld to the appropriate Tax Authority.


26.10 The Company:

      (a) is and always has been resident in the United Kingdom, and is not and has never been resident for any purpose in any other country for the purposes of Taxation;

      (b) has no permanent establishment (as defined in any relevant double taxation convention), branch or agency or place of business outside the United Kingdom; and

      (c) is not within the charge to Taxation of any nation, country, state or other political division other than its country of incorporation.

26.11 No options have been granted or have been agreed to be granted to any director, employee, former director or former employee on the exercise of which the Company could be required to pay or otherwise be liable to account for Taxation under PAYE or national insurance contributions.

26.12 The Company is and has only ever been a member of a group of companies as defined in Section 170 TCGA or a member of a group of companies for the purposes of Pt X ch IV ICTA comprising the Group and has never been a member of a group of companies for such purposes containing a company other than a Group Company.

26.13 Border Biofuels Limited is registered for the purposes of VAT with number 555 6310 44 and is the representative member of a group of companies for the purposes of Section 43 VATA of which the only other members are (and have only ever been) [
      ] and [                              ] Limited ("the VAT Group").  No
      member of the VAT Group has ever been or been treated as or applied for treatment as a member of any other group for the purposes of Section 43 VATA. Border Biofuels has complied with all statutory provisions, regulations and notices relating to VAT and has duly and punctually accounted for or paid to the relevant Tax Authority all amounts of VAT which it ought to have so accounted for and/or paid. No other Company is registered or required to be registered for the purposes of VAT and no other Company has been or been treated as or applied for treatment as a member of a group for the purposes of Section 43 VATA.

26.14 The Company has not nor has any relevant associate as defined in
      Schedule 10 paragraph 3(7) VATA at any time elected to waive exemption from VAT under paragraph 2 of Schedule 10 to VATA in respect of any land or interest in land.

26.15 The Disclosure Letter contains full particulars of all claims for bad debt relief made or which may be made by the Company under Section 36
       VATA.

26.16 Full details of any special or non-statutory arrangements in relation to VAT or any special method of accounting (including, without limitation, partial exemption) in relation to VAT agreed by the Company with any relevant Tax Authority are set out in the Disclosure Letter and the Company has at all times complied fully with such arrangements and methods of accounting.

26.17 The Company is able to recover in full as input VAT all VAT for which it is required to make payment on supplies made to it.

26.18 All documents to which the Company is a party or which form part of the Company's title to any asset owned or possessed by it or which the Company may need to enforce or produce in evidence have been duly stamped and (where appropriate) adjudicated and no document is held outside the United Kingdom on behalf of the Company which if brought into the United Kingdom would be liable to stamp duty.

26.19 The Company has no nor will it prior to Completion incur any liability to pay stamp duty reserve tax.

26.20 The Company has not since incorporation been engaged in or been a party to a scheme or arrangement of which the main purpose or one of the main purposes was the avoidance or deferral of or a reduction in liability to Taxation.

26.21 The Company is not and will not become liable to pay or to reimburse or indemnify another person in respect of Taxation in consequence of the failure by any other person to discharge Taxation where the Taxation relates to a profit income or gain arising or deemed to have arisen or anything occurring or deemed to have occurred (whether wholly or partly) prior to Completion.

26.22 No sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay are or may be wholly or partially disallowable as deductions in computing profits or as charges on income for the purposes of Taxation.

26.23 The Company is and has since incorporation been a close company as defined in Section 414 ICTA. No distribution within Section 418 ICTA has been made or agreed to be made by the Company and no loans or payments within Section 419, 420 or 422 ICTA have been made or agreed to be made by the Company since incorporation.

26.24 No Inland Revenue charge exists for unpaid inheritance tax over and there are no circumstances whereby any of the powers mentioned in
      Section 212 IHTA could be exercised in respect of an asset of a Company or in relation to any Shares in the capital of the Company.

26.25 The book value shown in or adopted for the purpose of the Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise or, in the case of any asset acquired by the Company since the Accounting Date, an amount equal to the consideration given upon the acquisition of that asset, does not exceed the amount which on a disposal of such asset at the date of this Agreement would be deductible under Section 38 TCGA.

26.26 The Company has in its possession or under its control all records and documents which it is obliged to hold, preserve and retain under any legislation relating to Taxation and has sufficient records relating to past events to calculate accurately the liability to Taxation of the Company or its entitlement to any relief which would arise on the disposal or realisation at Completion or all assets owned by the Company at the date.

26.27 No balancing charge would be imposed by the Company under CAA or any other legislation relating to Taxation on the disposal of any pool of capital assets (being all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any of those assets) or of any asset not in such a pool, on the assumption that such disposal is made for a book value shown in or adopted for the purpose of the Accounts for each of the assets and ignoring any reliefs or allowances available to the Company other than qualifying expenditure.

26.28 The Company has not been a party to any pre-ordained series of transactions containing one or more steps which have no commercial purpose other than avoiding, deferring or saving Taxation or obtaining a Taxation advantage.

26.29 All transactions carried out by the Company or arrangements in which it has been engaged have been entered into and carried out on an arm's length basis.

                             SCHEDULE 6
                          Vendor Protection

1. The aggregate amount of the liability of the Warrantors under the Warranties and the Tax Deed shall not exceed an amount equal to the consideration payable to them in respect of the purchase of any shares in Border Biofuels Limited.

2. The Warrantors shall have no liability in respect of any claim under the Warranties (other than the Tax Warranties) unless the aggregate amount of such liability in respect of all such claims and all claims under the Tax Warranties and the Tax Deed shall exceed 10,000 pound sterling in which event the Purchaser shall be entitled to recover the whole amount of the claims and not merely the excess over 10,000 pound sterling.

3. The Warrantors shall have no liability in respect of any claim relating to any individual matter under the Warranties (other than the Tax Warranties) where the amount of the claim is less than 1,000 pound sterling.

4. No claim shall be capable of being made against the Warrantors under the Warranties or the Tax Warranties unless notice of the claim (specifying the breach or other event to which such claim relates) shall have been given to the Warrantors (or to the Vendors' Solicitors on their behalf) not later than:

      (a) in the case of the Warranties other than the Tax Warranties, the third anniversary of Completion; or

      (b) in the case of the Tax Warranties and the Tax Deed, the seventh anniversary of Completion.

5. If any notification under paragraph 4 of a claim under the Warranties (other than the Tax Warranties, to which the provisions of the Tax Deed shall apply) relates to a claim by a third party (a "third party claim") the Purchaser shall (subject to the proviso below) take such action at the sole cost of the Warrantors (and subject to the Warrantors indemnifying and securing the Purchaser and each Group Company to the reasonable satisfaction of the Purchaser against any costs, expenses or liabilities which may be incurred in connection therewith) as the Warrantors may reasonably require to avoid, resist, contest or compromise such claim and give the Warrantors and their advisers reasonable access to the premises and personnel of the Group Companies to enable them to exercise their rights under this paragraph provided that:

      (a) the Purchaser shall not be bound to take any action under this paragraph 5 which might reasonably be expected to be detrimental to its own interests or the interests of any Group Company; and

      (b) failure by the Purchaser to comply with its obligations under this paragraph 5 shall not prejudice or affect the Purchaser's rights against the Warrantors under the Warranties except that the Purchaser shall not be entitled to recover from the Warrantors any loss which arises directly as a result of its failure to perform such obligations.

6. If the Warrantors pay an amount to the Purchaser in discharge of any claim under the Warranties (other than the Tax Warranties to which the provisions of the Tax Deed shall apply), and the Purchaser subsequently recovers (whether by payment, discount, credit or otherwise) from a third party a sum which is directly referable to the subject matter of the claim and which would not otherwise have been received by the Purchaser, the Purchaser shall pay to the Warrantors an amount equal to:

      (a) the sum recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery; or

      (b) if less, the amount paid by the Warrantors to the Purchaser in respect of such claim.


                             SCHEDULE 7
                        Details of the Loans

                             PART 1
Name                                           Amount
----------------------------------------------------------
John Michael Seed and Henry Forrest
Frew in terms of Loan Agreement with
the Company dated
[                                  ]
Balances due at the date of this Agreement

J M Seed                                       115,506 pound sterling
H F Frew                                       115,506 pound sterling



                             PART 2
            Name                               Amount
-----------------------------------------------------------
Dr Adrian Clive Bowles                         19,553.19 pound sterling
Dr Alan John Green                             22,200.00 pound sterling
David Archibald Seed                           17,216.00 pound sterling
John Francis Seed                              17,009.00 pound sterling
Henry Forrest Frew                             17,144.00 pound sterling
John Michael Seed                              19,086.00 pound sterling


SIGNED by
DAVID JOHN TURNBULL                 .........../signature/..............


SIGNED by
DR NIGEL BURTON                     .........../signature/..............


SIGNED by
JOHN MICHAEL SEED                   .........../signature/..............


SIGNED by
DAVID ARCHIBALD SEED                .........../signature/..............


SIGNED by
JOHN FRANCIS SEED                   .........../signature/..............


SIGNED by
AGNES LAWSON SEED                   .........../signature/..............


SIGNED by
BARBARA LOUISE SEED                 .........../signature/..............


SIGNED by
HENRY FORREST FREW                  .........../signature/..............


SIGNED by
PATRICIA ANN FREW                   .........../signature/..............


SIGNED by
DR ADRIAN CLIVE BOWLES              .........../signature/..............


SIGNED by
DR ALAN JOHN GREEN                  .........../signature/..............


SIGNED by
ECOGEN PROJECTS LIMITED             .........../signature/..............



SIGNED by

For and on behalf of
BSW FORESTRY LIMITED                .........../signature/..............


SIGNED by

for and on behalf of
DYNAMOTIVE EUROPE LIMITED           .........../signature/..............


                  DATED             April 6th                   2001







                      JOHN MICHAEL SEED and others


                             and -


                       DYNAMOTIVE EUROPE LIMITED









                       SHARE PURCHASE AGREEMENT

                             relating to

                     75% of BORDER BIOFUELS LIMITED













                       Nicholson Graham & Jones
                    110 Cannon Street, London EC4N 6AR
                           Tel: 020 7648 9000
                           Fax: 020 7648 9001
                           Ref: KXM/D386-5
                    Email: kevin.mcguinness@ngj.co.uk


                             CONTENTS

CLAUSE

DEFINITIONS AND INTERPRETATION                                        1
CONDITIONS                                                            5
SALE OF SHARES                                                        5
CONDUCT OF THE BUSINESS OF THE COMPANY PRIOR TO COMPLETION            6
COMPLETION                                                            7
WARRANTIES                                                            8
POST-COMPLETION OBLIGATIONS OF THE WARRANTORS                        10
ANNOUNCEMENTS                                                        11
COSTS                                                                11
NOTICES                                                              11
FURTHER ASSURANCE                                                    12
WHOLE AGREEMENT AND VARIATIONS                                       12
WAIVER                                                               12
EFFECT OF TERMINATION                                                13
EFFECT OF COMPLETION                                                 13
GOVERNING LAW AND JURISDICTION                                       13
ASSIGNMENT                                                           13
CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999                          13
SCHEDULE 1                                                           14
   PART 1: THE VENDORS                                               14
   PART 2: THE WARRANTORS                                            16
SCHEDULE 2                                                           17
   PART 1: DETAILS OF THE COMPANY                                    17
   PART 2: DETAILS OF THE SUBSIDIARIES                               19
SCHEDULE 3                                                           32
   PART 1: FREEHOLD PROPERTIES                                       32
   PART 2: LEASEHOLD PROPERTIES                                      33
SCHEDULE 4                                                           34
   COMPLETION OBLIGATIONS                                            34
SCHEDULE 5                                                           37
   THE WARRANTIES                                                    37
SCHEDULE 6                                                           63
   VENDOR PROTECTION                                                 63
SCHEDULE 7                                                           65
   DETAIL OF THE LOANS                                               65



DOCUMENTS IN THE AGREED FORM:

Tax Deed
Power of Attorney
Deed of Waiver
Option Agreement